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                                                                    Exhibit 1-A
                                                                    Page 1 of 3

                         CERTIFICATE OF INCORPORATION OF
                             ENERGY.COM CORPORATION

                                    ARTICLE I

            The name of this corporation is Energy.com Corporation (the "Corporation").

                                   ARTICLE II

            The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, the "General Corporation Law").

                                   ARTICLE IV

            The total number of shares of stock which the Corporation shall have authority to issue is three thousand (3,000). All such shares are to be common stock, par value of one dollar ($1.00) per share, and are to be of one class.

                                    ARTICLE V

            The name and mailing address of the incorporator are:

                           Andrew P. McDowell
                           12355 Sunrise Valley Drive
                           Suite 300
                           Reston, VA 20191-3420


                                   ARTICLE VI

            The incorporator, until the directors are elected, shall manage the affairs of the Corporation and may do whatever is necessary and proper to perfect the organization of the Corporation, including the adoption of the original bylaws of the Corporation and the election of directors.
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                                                                    Exhibit 1-A
                                                                    Page 2 of 3


                                   ARTICLE VII

            A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                  ARTICLE VIII

            In furtherance and not in limitation of the powers conferred by the General Corporation Law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation, subject to the power of the stockholders of the Corporation to amend or repeal any bylaw made by the Board of Directors.

                                   ARTICLE IX

            Unless and except to the extent that the bylaws of the Corporation shall so require, the election of the directors of the Corporation need not be by written ballot.

                                    ARTICLE X

            Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

                                   ARTICLE XI

            The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the General Corporation Law, or any other laws of the State of Delaware, at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article XI.


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                                                                    Exhibit 1-A
                                                                    Page 3 of 3


            THE UNDERSIGNED, being the incorporator hereinabove named, makes and files this Certificate of Incorporation, and does hereby declare and certify that said instrument is the incorporator's act and deed and that the facts stated herein are true, and accordingly has executed this Certificate of Incorporation this 15th day of December, 1997.






                   By:______________________________
                            Andrew P. McDowell